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                                                                    EXHIBIT 10.1

                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.1 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                        By:      /s/  Hannes T. Smarason
                                 --------------------------

                        Name:   Hannes T. Smarason
                        Title:  Senior Vice President and Chief Business Officer



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         Date                 Ref.
                              -------------              -------------



Dr. __________, physician
______________ Hospital







                                       I.


PERMIT PURSUANT TO PARAGRAPH 3 OF ARTICLE 4, PARAGRAPH 2 OF ARTICLE 5 AND PARAGRAPH 3 OF ARTICLE 6 OF ACT NO. 121/1989 ON THE REGISTRATION AND HANDLING OF PERSONAL DATA

The Data Protection Commission has at its meeting today resolved to issue to you a Permit to use personal data for research into the ______________________. The Permit is subject to the terms described in Chapter II below.

                                       II.
                                      TERMS

It is revealed that you intend to assign a considerable part of the processing of the personal data to Islensk erfdagreining ehf., particularly the part involving work with genetic material. The transfer of personal data between you (Permit Holder/Responsible Party) and IE (Processing Party) shall take place in accordance with the work procedures described in Chapter III below. The Data Protection Commission will, pursuant to an agreement between the Commission and IE, appoint a person to supervise that the work is performed in accordance with such terms, the expense of such supervision to be paid by IE.

The Data Protection Commission points out that the general principle is that the same cipher should be used in all genetic research carried out in co-operation with Islensk erfdagreining ehf. Accordingly, the same cipher will be used for the encryption of data in this research, unless you request otherwise - however, it should be emphasised that you are responsible for the anonymity of all data.

The objective of the conditions established by the Data Protection Commission is to ensure the anonymity of participants in genetic research, by use of the following guidelines:

1. That research data will be preserved as clinical data in accordance with the current Act on Patients' Rights, the Physicians' Act and regulations on clinical records.

2. That all research data at Islensk erfdagreining ehf. will be encrypted so that neither blood samples nor other personal data identified with names, identity numbers or other comparable personal identifiers are transferred to Islensk erfdagreining ehf.

3. That linking between personal data on the premises of the Responsible Party and Processing Party takes place only with the use of a cipher.



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                                                      DATA PROTECTION COMMISSION
________________________________________________________________________________

4. That the use of the cipher is restricted to the supervisors of the Data Protection Commission and in accordance with the terms described below.

5.   That the cipher is kept secure.

6. That the cipher will never be used for the encryption/decryption of fewer identity numbers than twenty at each time.

7. That data from the research of one disease, including biosamples, will not be used in the research of another disease, without the express written approval of the person recorded or a special authorisation from the Data Protection Commission.

                                      III.
                                 WORK PROCEDURES

All processing of personal data in relation to genetic research shall be performed in accordance with the following work procedures:

1. The Supervisor of the Data Protection Commission shall produce A CIPHER, which replaces the identity number with a Personal Number (PN), i.e. a code. Three copies may be preserved of the cipher, one by the Data Protection Commission, another by the Supervisor of the Data Protection Commission and the third in a safety deposit box at Islensk erfdagreining ehf. (IE). The copies to be kept by the Data Protection Commission and in the deposit box of IE shall be sealed by a public notary. The safety deposit box of IE shall be locked with two keys, one of which shall be delivered to the Data Protection Commission for custody. An inspection may be carried out at any time to ascertain whether any seals have been broken.

2. Supervisors shall ENCRYPT THE GENEALOGICAL DATABASE (the Book of Icelanders) using the cipher. The database may be encrypted as soon as new updates of the Book of Icelanders are ready. An encrypted Book of Icelanders may neither be housed in the same computer nor on the same computer network as an unencrypted Book of Icelanders, except under the supervision of the Supervisor of the Data Protection Commission. In order to reduce the possibility of breaching the anonymity by comparing encrypted genealogical tables with genealogical tables containing identity numbers, IE shall classify individuals according to their age so that if there are few individuals registered as born in certain years, the registered year of birth is altered so that the minimum number of individuals within any age group is twenty.

3.  The Supervisor shall receive:

a.  Reykjavik Municipal Hospital's register of patients diagnosed with
     __________________.

b.  The National Hospital's register of patients diagnosed with
     __________________.

c.  The Akureyri District Hospital's register of patients diagnosed with
     __________________.

d. The University of Iceland Institute of Pathology's register of received _______ samples; diagnosis: ________________________________.

e. The State Social Security Institute's register of patients who have been prescribed medication against ________________________.

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                                                      DATA PROTECTION COMMISSION
________________________________________________________________________________

As it is important that outside parties do not obtain information on the names of patients, except with the express consent of the patient, the assumption is made in this Permit that the individuals in question will be contacted and that the willingness of each individual to participate in the research ascertained before work with data on such patients begins. It is proposed that this will be done by the same physician who has treated the person in question, or in the name of an institution and with the approval of a senior physician in the event that the patient's physician is deceased or for any other reason unavailable.

The Supervisor encrypts THESE NAME LISTS with the above cipher and delivers the lists in encrypted form to IE. The Supervisor may, if he so chooses and the Permit Holders agree, perform such encryption in co-operation with the Genetic Research Service Centre (GRSC), a foundation domiciled at Noatun 17, Reykjavik. No copies shall remain in the possession of the Supervisor.

4. IE performs the LINKING OF THE ENCRYPTED LIST OF PATIENTS AND THE ENCRYPTED GENEALOGICAL DATABASE. Thus, an ENCRYPTED LIST OF PARTICIPANTS is created, i.e. a list of patients and relatives, and an encrypted genealogical table.

5. The Supervisor receives from IE the encrypted list of participants, DECRYPTS it and prepares a list of the identity numbers and names of the participants. Then he decrypts the genealogical table in the same manner. The Supervisor may, if he so chooses and the Permit Holders agree, perform this decryption in co-operation with the Genetic Research Service Centre
     (GRSC), a foundation domiciled at Noatun 17, Reykjavik. The Supervisor delivers to you the list of identity numbers and the decrypted genealogical table. No copies may remain in the possession of the Supervisor.

6. IE prints out and delivers to the Permit Holders STICK-ON LABELS for the labelling of blood samples, connection sheets and forms to be filled out for health information. Each label contains:

     - a three-letter code which is the set identifier

     - a number specifying the number of labels in the set

     - a label number (bar code)

     - the term of validity (month/year in numerals and as a bar code) The term of validity of labels shall be three months from the date of issue. There shall be no connection between label numbers and set labels. IE may, until three months have passed from the date of issue of the label number, preserve information on issued label numbers (label number register), the date of issue, the number of labels in each set and sample numbers, cf. Sub-Section 9.

7. Participants are selected for a priority list for calling in (from families with two or more individuals who have been diagnosed with _________________ ___________). You shall PRESENT THE RESEARCH PROJECT to potential participants and explain, among other things, issues regarding the handling and security of personal data, and ascertain their willingness to participate. The patient himself/herself shall, to the extent possible, be charged with the task of contacting his/her relatives. Those who are willing to participate shall sign a declaration of their informed consent. Such declarations of consent shall be in a form requiring the specific approval of the Data Protection Commission and the Science Ethics Committee.



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                                                      DATA PROTECTION COMMISSION
________________________________________________________________________________

     You shall preserve all declarations of consent in a single file and treat them in accordance with current rules on the handling of clinical records. Measures shall be taken to ensure that patients have a copy of the granted declaration of consent. When this has been done, YOU SHALL COLLECT BIOSAMPLES AND CLINICAL DATA on the participants as follows:

     a. On the arrival of the participant, a so-called CONNECTION SHEET is filled out. The sheet states the identity number and name of the participant, the date of arrival and the identifier of the research, i.e. the name of the disorder and the names of the Permit Holders. One label from a set is attached to the connection sheet.

     b. Then BLOOD IS DRAWN from the participant, and tubes with blood samples labelled with labels from the same set of labels used to label the connection sheet. Other biosamples shall be labelled in the same manner.

     c. When this has been done, THE PERMIT HOLDERS RECORD CLINICAL DATA regarding the participant on special forms. Other information than specified by the Permit Holder as necessary for his purposes in the research plan/declaration of consent may not be collected. The above forms shall be devoid of any personal identifiers, and identified using labels from the same set of labels as used in labelling the connection sheet and the blood sample.

     The Permit Holder may assign the work described in this Sub-Section to the Genetic Research Service Centre or individual employees working on the responsibility of the Centre, cf. Sub-Section 10.

     All collection of health data from other sources, e.g. from clinical records, is subject to the permission of the registered person if he/she is alive. Otherwise, the authorisation of the senior physician in question shall be obtained.

8. The Supervisors shall supervise the transfer of DATA FROM CONNECTING SHEETS (INFORMATION ON IDENTITY NUMBERS AND LABEL NUMBERS) TO A SPECIAL REGISTER, encrypt identity numbers in the register and then deliver them to IE in a sealed envelope. When this transfer has been completed, the Supervisors shall keep the connection sheets for one month and then destroy them. No copies may remain with the Permit Holder or the Supervisor.

9. Blood samples and forms with health data are sent to IE. On receipt of the data, IE RE-LABELS them and replaces label numbers with sample numbers. As soon as all labels of the label set in question have been received, or on expiry of the label number, the record in question shall be deleted from the Register of Label Numbers. IE shall recycle the label number as soon as possible. The Supervisor of the Data Protection Commission shall supervise the deletion of records from the Register of Label Numbers in accordance with the above instructions.

                                       IV.

You are RESPONSIBLE for ensuring the treatment of all personal data as clinical records, pursuant to the current Act on Patients' Rights, the Physicians' Act and government regulations on clinical records, that such data are not transferred out of the country



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                                                      DATA PROTECTION COMMISSION
________________________________________________________________________________

and that all handling of genetic research data is in accordance with the above work procedures.

The validity of the said Permit is subject to the condition that the required authorisation of the Science Ethics Committee has been granted for the research in question.

The Data Protection Commission reserves the right to revoke this Permit or amend certain terms at any time, if this is required in the interest of personal protection, especially if it is discovered that the Responsible Parties include staff of the Processing Party (IE), or if there are other such reasons which may be regarded as invalidating the premises of the Permit. Concurrently with the issue of this Permit, older permits of the Data Protection Commission relating to the same project are cancelled.

                   On behalf of the Data Protection Commission

                          ----------------------------
                                Managing Director
Copies:
Svana Helen Bjornsdottir
Kolbeinsmyri 14
170 Seltjarnarnes

Islensk erfdagreining ehf.
Kari Stefansson
Lynghals 1
110 Reykjavik

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